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                                                              Exhibit 4.04(p)


                   AMENDMENT NO. 12 TO SECOND AMENDED AND RESTATED
                      REVOLVING CREDIT AND TERM LOAN AGREEMENT

     This AMENDMENT NO. 12 (this "Amendment"), dated as of June 21, 2000, by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"). PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"). MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as Agent and Administrative Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), FLEET
NATIONAL BANK (formerly known as BankBoston, N.A. and referred to sometimes in the Credit Agreement, as defined below, as "FNBB") in its individual capacity as a Lender, THE CHASE MANHATTAN BANK, IMPERIAL BANK and FIRST UNION NATIONAL BANK, as Lenders, and FIRST UNION NATIONAL BANK, as documentation agent (the "Documentation Agent") for the Lenders, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996, a letter agreement dated as of November 7, 1996, the Fourth Amendment dated as of December 26, 1996, the Fifth Amendment dated as of December 31, 1996, the Sixth Amendment dated as of February 6, 1997, the Seventh Amendment dated as of June 27, 1997, the Eighth Amendment dated as of February 12, 1998, the Ninth Amendment dated as of September 25, 1998, the Tenth Amendment dated as of November 18, 1998, a letter agreement dated as of January 24, 1999, the Eleventh Amendment dated as of May 20, 1999, a letter agreement dated as of March 31, 2000, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement; and


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     WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     Section1. AMENDMENTS TO THE CREDIT AGREEMENT. Section 10.5(b) of the Credit Agreement is hereby amended by deleting the figure "$40,000,000" and inserting in its place the figure "$50,000,000", and by inserting immediately after the phrase "$30 per share" the new parenthetical phrase "(such maximum price per share to be proportionately adjusted from time to time to take into account the effect of stock splits, reverse stock splits, stock dividends, and similar applicable, proportional stock transactions occurring from time to time)".

     Section2. REPRESENTATIONS AND WARRANTIES

     Section2.1. BORROWERS' REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

     (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on and as of the date hereof, and as of the Effective Date, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

     (b) AUTHORITY, NO CONFLICTS, ENFORCEABILITY OF OBLIGATIONS, ETC. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in Sections6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof, and as of the Effective Date, as if made on each such date, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

     Section3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed to be effective as of the date hereof (the "Effective Date"), upon the execution and delivery of this Amendment by each of the Borrowers, each of the Guarantors, the Agent, and the Majority Lenders.

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     Section4. NO OTHER AMENDMENTS OR WAIVERS; EXECUTION IN COUNTERPARTS.
Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended, supplemented, and increased hereby, are secured by, guaranteed under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     Section5. GOVERNING LAW. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                    FLEET NATIONAL BANK (formerly known
                                       as BankBoston. N.A.), for itself and as
                                       Administrative Agent

                                    By:          Robert W. MacElhinay
                                        --------------------------------------
                                    Name:        Robert W. MacElhinay
                                        --------------------------------------
                                    Title:       Vice President
                                        --------------------------------------


                                    FIRST UNION NATIONAL BANK, for itself
                                       and as Documentation Agent

                                    By:           Joel Thomas
                                        --------------------------------------
                                    Name:         Joel Thomas
                                        --------------------------------------
                                    Title:        Vice President
                                        --------------------------------------

                                    THE CHASE MANHATTAN BANK

                                    By:           William DeMilt
                                        --------------------------------------
                                    Name:
                                        --------------------------------------
                                    Title:
                                        --------------------------------------

                                    IMPERIAL BANK

                                    By:
                                        --------------------------------------
                                    Name:
                                        --------------------------------------
                                    Title:
                                        --------------------------------------


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                                    The Borrowers:

                                    MORTON'S RESTAURANT GROUP, INC.
                                    PEASANT HOLDING CORP.
                                    MORTON'S OF CHICAGO, INC.

                                    By:           Thomas J. Baldwin
                                        --------------------------------------
                                    Name:   Thomas J. Baldwin
                                    Title:  Executive Vice President and Chief
                                            Financial Officer


                                    CONSENTED AND AGREED TO, BY EACH OF
                                    THE GUARANTORS (as defined in the
                                      Credit Agreement)

                                    By:           Thomas J. Baldwin
                                        --------------------------------------
                                    Name:   Thomas J. Baldwin
                                    Title:  Executive Vice President and Chief
                                            Financial Officer for each of the
                                            Guarantors